Exhibit 99.1

News Release

Corporate Headquarters

P.O. Box 269

San Antonio, TX 78291-0269

Phone: (210) 829-9000

Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Dean Blythe
January 31, 2005	(210) 829-9138
dblythe@harte-hanks.com

HARTE-HANKS REPORTS FOURTH QUARTER EPS OF $0.32; FULL YEAR

2004 EPS UP 14.4% ON REVENUE GROWTH OF 9.1%

Note: Harte-Hanks will hold a fourth quarter earnings conference call on January 31, 2005 at 9:00 AM CST. The number is 888-730-9136 domestic or 210-234-0005 international. The pass-code for the call is 121693. There will be a replay available shortly after the call through February 5. To access, please visit www.harte-hanks.com/earnings_audio/audio_stream.html or call 888-568-0134. Pass-code for the replay is 121693.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported fourth quarter 2004 diluted earnings per share of $0.32 on revenues of $277.5 million. These results compare to diluted earnings per share of $0.28 on $255.7 million in revenue for the fourth quarter of 2003.

The following table presents financial highlights of the company’s operations for the fourth quarter of 2004. Full financial results are attached.

RESULTS FROM OPERATIONS

	Three Months Ended December 31,
(In thousands, except per share amounts)	2004	2003	% Change
Operating revenues	$277,491	$255,721	8.5%
Operating income	47,333	41,674	13.6%
Net income	27,580	24,978	10.4%
Diluted earnings per share	0.32	0.28	14.3%
Diluted shares (weighted average common and common equivalent shares outstanding)	86,973	88,946	-2.2%

For the year, diluted earnings per share were $1.11, on revenues of $1.03 billion. These 2004 results compare to diluted earnings per share of $0.97, on revenues of $944.6 million in 2003.

The following table presents financial highlights of the company’s operations for 2004. Full financial results are attached.

RESULTS FROM OPERATIONS

	Twelve Months Ended December 31,
(In thousands, except per share amounts)	2004	2003	% Change
Operating revenues	$1,030,461	$944,576	9.1%
Operating income	165,295	146,487	12.8%
Net income	97,568	87,362	11.7%
Diluted earnings per share	1.11	0.97	14.4%
Diluted shares (weighted average common and common equivalent shares outstanding)	87,806	89,982	-2.4%

In the discussion below the company intends to provide investors a better understanding of the operating results and underlying trends to measure past and future performance and liquidity. Harte-Hanks evaluates operating performance based on several measures, including the non-GAAP measure of free cash flow, defined as net income plus depreciation and amortization less capital expenditures, as Harte-Hanks believes this is an important measure of the operational strength of its business. Since free cash flow is not a measure calculated in accordance with GAAP, it should not be considered as a substitute for net income as an indicator of operating performance.

Commenting on the fourth quarter 2004 performance, Chief Executive Officer Richard Hochhauser said, “The fourth quarter was a strong finish to a very positive year for Harte-Hanks.

“Direct marketing performance in the fourth quarter was superb, with revenue growth of 11.9% and operating income up 26.9% over the prior year. On a year-over-year basis, operating income margins improved by almost 200 basis points. Four of our five vertical markets – high tech/telecom, select, retail, and healthcare/pharma - showed double digit revenue growth in the quarter, with financial services essentially flat.”

“Despite the impact of an extra publication week in 2003 (14 weeks in 2003 versus 13 weeks in 2004), Shoppers turned in another superb performance and grew revenue in the fourth quarter by 2.8% and operating income by 3.6%. Shopper growth was driven by strong performances in real estate, financial services, and employment related advertising.”

Commenting on full year 2004 performance, Hochhauser said, “2004 was a very satisfying year coming off the challenging three-year period of 2001 – 2003. Our people’s hard work and dedication delivered exemplary results in 2004. Diluted earnings per share increased 14.4% on a revenue increase of 9.1%. Our business continues to be a strong generator of cash with $91.2 million of free cash flow in 2004, up from $85.5 million in 2003. We measure free cash flow as net income plus depreciation and amortization less capital expenditures.

“Direct marketing rebounded in 2004, with solid revenue growth of 9.6% and good leverage resulting in operating income growth of 18.5%. Our focus going into 2004 was to improve the profitability of our direct marketing business, and we are pleased with the progress we made in 2004, improving operating income margins by over 100 basis points year-over-year.

“Shoppers had another great year. Operating income for 2004 increased 10.1% on 8.2% revenue growth. Our Shopper’s team was able to improve operating income margins even in the face of higher than initially planned geographic expansions of 600,000 circulation, and rising newsprint prices.”

Concluding, Hochhauser said, “2004 was a gratifying year. Our people delivered strong operating performance. Each business is performing well, and we have built up momentum going into 2005. We look forward to the challenges of delivering similar growth in 2005 (not including the impact of stock option expensing to begin this year) as we achieved in 2004.”

Statements in this release concerning the Company’s business outlook or future financial performance and other statements that are not historical facts are “forward looking statements” as the term is defined under applicable Federal Securities Laws. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those statements. Such risks, uncertainties, and factors include, but are not limited to, public concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, competitive pressures, fluctuations in paper prices and postal rates, and general or regional economic conditions, as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K.

Highlights of the fourth quarter included:

•	Harte-Hanks acquired Postfuture, an e-mail service provider that provides both e-mail technology and services, among them a platform that automates campaign and transactional e-mail delivery to support e-commerce, customer service, event communication, and lead nurturing. Postfuture’s offerings are being integrated into several existing Harte-Hanks solution offerings, including Allink® on Demand, CI Technology Database, and Allink® Agent, among others.

•	Harte-Hanks entered into an agreement with a financial institution to provide its Allink® Daily Deposit Builder solution to identify high-value customers that are at risk and then communicate with these customers proactively.

•	Harte-Hanks entered into an agreement with a leading window and door manufacturer to provide a range of direct marketing services to support the manufacturer’s national marketing and advertising campaigns.

•	Harte-Hanks named Charles Weir as its new Managing Director, retail market, in charge of all direct marketing sales to retail clients. Weir has over 20 years of experience in retail markets, holding positions with Acxiom Corporation and IBM Corporation.

•	Harte-Hanks Direct Marketing promoted Kyle Kennedy to Managing Director of its Austin facilities, and Randy Wussler to Managing Director of the Business Market Intelligence Group.

•	Kennedy is responsible for the day-to-day operations at the Austin facilities. He has been with Harte-Hanks since 1993.

•	Wussler is responsible for supervising the Harte-Hanks CI Technology Database (CITDB). He has been a key contributor to CITDB growth since 1991.

•	The integration of Harte-Hanks Trillium Software System® and Siebel Data Quality (SDQ) was validated successfully by Siebel Systems, Inc.

•	Harte-Hanks Shoppers continued the rollout of a four-color glossy insert product, Local Living.

Other highlights for 2004:

Direct Marketing:

•	Harte-Hanks signed a contract with a large home and commercial appliance manufacturer to handle inbound customer service calls for most of the appliance manufacturer’s brands. This includes scheduling in-home service calls.

•	Harte-Hanks entered into agreements with a large catalog company, a major retailer and an international financial services institution to provide service bureau and database-marketing services. The Harte-Hanks solutions include Allink®Retail and Allink®Financial—results-focused marketing solutions that optimize customer relationships and enable multi-channel marketers to manage, coordinate and deliver targeted marketing campaigns across all channels with ease and effectiveness.

•	Harte-Hanks entered into an agreement with a gaming company to design, develop and install its Allink® database marketing solution to help increase the frequency of customer visits, the amount of customer spending per visit and ultimately, the strength of and participation in this company’s loyalty program.

•	Harte-Hanks expanded its relationship with a large business services company by signing a three-year agreement to provide bundled customer support including handling inbound customer service calls and customer surveys.

•	Harte-Hanks promoted Kathy Calta, Jim Davis, and Bill Goldberg to Senior Vice President and Bob Colucci, Frank Harvey, and Dave LaGreca to Vice President.

•	Harte-Hanks Direct Marketing promoted Belinda Casper and Mark Picone to Managing Directors of its Jacksonville and Baltimore facilities, respectively, and named Bill Bullington as Managing Director of its Fullerton facility. They are responsible for the day-to-day operations at each of their respective facilities.

•	Harte-Hanks named David Zaritsky as its new Managing Director, pharmaceutical market, in charge of all direct marketing sales to pharmaceutical and life sciences clients.

•	Harte-Hanks Direct Marketing promoted Lucy Orme-Smith to Managing Director, UK CRM/Database and CRM Services, and Ger Schuivens to Managing Director for Harte-Hanks Belgium.

•	Harte-Hanks acquired Avellino Technologies Ltd., a leading provider of data profiling technology. Harte-Hanks has integrated Trillium Software System® and the Avellino Discovery Software solution. Joining these two “best of breed” solutions allows organizations, for the first time, to define, assess, improve and monitor how well data meets the needs of enterprise business processes. Harte-Hanks still offers Trillium Software® and Avellino Discovery as standalone products as well as an integrated solution within the Trillium Software System®. Founded in 1997, Avellino Technologies Ltd. is located in Aldermaston, UK.

•	Harte-Hanks has opened a new customer data solutions facility in Stuttgart, Germany to support its growing database business in Europe. Among the services that Harte-Hanks offers there are marketing data management, as well as analytics and campaign management support. Initially, Harte-Hanks will use the Stuttgart location to support the business-to-business marketing needs of a leading technology company, while using the facility to expand business in Europe. Harte-Hanks also has facilities in five other European countries: United Kingdom, Belgium, Ireland, France and Spain.

•	Harte-Hanks held its Silver Anniversary (25th) customer Forum, selecting two cities for this year’s venue: San Francisco (June 29-30) and New York (June 22-23). The theme was “Defying Gravity: Customer Growth Under Pressure.” Combined, 300 customers and guests participated, attending approximately 45 sessions covering a range of issues: loyalty marketing, database marketing, analytics and data mining, e-marketing, print on demand, and public policy among others. Case studies and client speakers in high-tech/telecom, retail, financial services, pharma/healthcare and automotive markets were presented.

•	Harte-Hanks and its Trillium Software® division received a number of awards:

•	Harte-Hanks and Trillium Software® both have been named top business intelligence providers by the readers of DM Review magazine. The DM Review 100 listing appeared in the publication’s December 2004 issue and recognizes the top 100 companies serving the business intelligence community. This is the fourth consecutive year that Harte-Hanks has been named to the list and the seventh consecutive year for Trillium Software®.

•	Trillium Software® received the highest scores awarded for customer satisfaction among data quality vendors in Customer Relationship Management (CRM) magazine’s September 2004 edition’s ranking of 2004 CRM Market Leaders.

•	Harte-Hanks was named for the third consecutive year to the Software Magazine 500, the industry-leading publication’s annual guide to software companies in the industry. Harte-Hanks achieved a ranking of number 69, ranking among the leading “customer relationship management” providers on this year’s list.

•	Trillium Software® was named the winner of Intelligent Enterprise magazine’s seventh-annual Readers’ Choice Award for Best Data Quality solutions. The data quality award is one in a series of categories that represent which information technology (IT) products best enable an “intelligent enterprise,” as chosen by subscribers to CMP Media’s Intelligent Enterprise magazine.

Shoppers:

•	Harte-Hanks Shoppers expanded circulation by approximately 600,000 in 2004. This included circulation of 323,500 in Northern California, 150,000 in Southern California, and 129,500 in South Florida.

•	Harte-Hanks acquired a small, local shopper publication in the fast-growing Hemet area in Southern California – and converted it to the PennySaver brand.

•	Harte-Hanks Shoppers launched “Pensando en Ti,” a multi-page free-standing insert targeted to Hispanic households. “Pensando en Ti,” which means “thinking of you,” was created to market to the rising number of Hispanic consumer households. “Pensando en Ti” is designed as a monthly publication and appears as an insert inside the PennySaver in California and the Flyer in Florida.

•	Harte-Hanks Shoppers promoted Jamie Delperdang to Vice President, National Accounts.

Corporate:

•	Harte-Hanks paid a regular cash dividend of 4.0 cents per share in every quarter of 2004. On January 27, the company announced a 25% increase in the quarterly dividend to 5.0 cents per share effective with the dividend payable March 15, 2005 to shareholders of record on March 1, which is the tenth dividend increase since the company went public in 1993 for the second time.

•	Harte-Hanks purchased 3.6 million shares of common stock during 2004 and 0.5 million in the fourth quarter. This leaves approximately 5.6 million shares under its current repurchase authorization. Since January 1997 the company has acquired 39.3 million shares under its repurchase program.

•	Harte-Hanks named Steve Hacker as Vice President, Legal and Secretary.

Harte-Hanks, Inc., San Antonio, TX, is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves the return on its clients’ marketing investments with a range of services organized around five solution points: Construct and update the database — Access the data — Analyze the data — Apply the knowledge — Execute the programs. Experts at each element within this process, Harte-Hanks Direct Marketing is highly skilled at tailoring solutions for each of the vertical markets it serves. Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 900 separate editions with circulation in excess of 11 million in California and Florida each week.

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For more information, contact: Chief Financial Officer Dean Blythe (210) 829-9138 or e-mail at dblythe@harte-hanks.com.

This release and other information about Harte-Hanks can be found on the World Wide Web at http://www.harte-hanks.com

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
In thousands, except per share data	2004	2003	2004	2003
Operating revenues	$277,491	$255,721	$1,030,461	$944,576
Operating expenses:
Labor	103,242	95,216	394,417	357,811
Production and distribution	100,051	93,087	361,298	334,359
Advertising, selling, general and administrative	19,611	18,684	80,682	75,886
Depreciation and amortization	7,254	7,060	28,769	30,033

	230,158	214,047	865,166	798,089

Operating income	47,333	41,674	165,295	146,487

Other expenses (income):
Interest expense	349	205	1,020	855
Interest income	(19)	(36)	(341)	(168)
Other, net	720	394	1,648	1,895

	1,050	563	2,327	2,582

Income before income taxes	46,283	41,111	162,968	143,905
Income tax expense	18,703	16,133	65,400	56,543

Net income	$27,580	$24,978	$97,568	$87,362

Basic earnings per common share	$0.32	$0.29	$1.13	$0.99

Weighted-average common shares outstanding	85,276	87,504	86,169	88,541

Diluted earnings per common share	$0.32	$0.28	$1.11	$0.97

Weighted-average common and common equivalent shares outstanding	86,973	88,946	87,806	89,982

Note: Certain 2003 amounts have been reclassified for comparative purposes.

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended December 31,			Twelve months ended December 31,
In thousands	2004	2003	% Change	2004	2003	% Change
OPERATING REVENUES:
Direct Marketing	$179,410	$160,331	11.9%	$641,214	$584,804	9.6%
Shoppers	98,081	95,390	2.8%	389,247	359,772	8.2%

Total operating revenues	$277,491	$255,721	8.5%	$1,030,461	$944,576	9.1%

OPERATING INCOME:
Direct Marketing	$29,639	$23,352	26.9%	$90,856	$76,641	18.5%
Shoppers	21,056	20,329	3.6%	85,857	78,007	10.1%
General corporate expense	(3,362)	(2,007)	-67.5%	(11,418)	(8,161)	-39.9%

Total operating income	$47,333	$41,674	13.6%	$165,295	$146,487	12.8%

DEPRECIATION AND AMORTIZATION
Direct Marketing	$5,871	$5,754	2.0%	$23,118	$24,508	-5.7%
Shoppers	1,376	1,298	6.0%	5,621	5,493	2.3%
General corporate expense	7	8	-12.5%	30	32	-6.3%

Total depreciation and amortization	$7,254	$7,060	2.7%	$28,769	$30,033	-4.2%

Reconciliation of Net Income to Free Cash Flow

	Three months ended December 31,		Twelve months ended December 31,
In thousands	2004	2003	2004	2003
Net Income	$27,580	$24,978	$97,568	$87,362
Add: depreciation and amortization	7,254	7,060	28,769	30,033
Less: capital expenditures	13,031	6,232	35,146	31,915

Free cash flow	$21,803	$25,806	$91,191	$85,480

Harte-Hanks, Inc.

Consolidated Balance Sheets (in thousands, except share amounts)

	(Unaudited)
	December 31, 2004	December 31, 2003
Assets
Current Assets
Cash and cash equivalents	$38,807	$32,151
Accounts receivable, net	168,755	152,703
Inventory	6,086	5,213
Prepaid expenses	16,664	13,816
Current deferred income tax asset	13,812	7,682
Other current assets	6,373	5,732

Total current assets	250,497	217,297

Property, plant and equipment, net	113,770	97,747
Goodwill, net	458,171	437,156
Other intangible assets, net	2,067	2,667
Other assets	3,848	4,263

Total assets	$828,353	$759,130

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$55,632	$47,891
Accrued payroll and related expenses	36,539	22,808
Customer deposits and unearned revenue	53,707	48,658
Current maturities of long-term debt	10,000	—
Income taxes payable	17,239	7,776
Other current liabilities	9,075	6,939

Total current liabilities	182,192	134,072

Long-term debt	—	5,000
Other long-term liabilities	74,362	64,460

Total liabilities	256,554	203,532

Stockholders’ equity
Common stock, $1 par value, authorized: 250,000,000 shares Issued at December 31, 2004: 114,505,329 shares; at December 31, 2003: 113,280,794 shares	114,505	113,281
Additional paid-in-capital	253,515	235,996
Accumulated other comprehensive loss	(15,192)	(18,790)
Retained Earnings	882,750	798,974
Less treasury stock, December 31, 2004: 29,524,064 shares at cost; December 31, 2003: 25,788,502 shares at cost	(663,779)	(573,863)

Total stockholders’ equity	571,799	555,598

Total liabilities and stockholders’ equity	$828,353	$759,130